PHOENIX RESTAURANT GROUP, INC.
                             MANAGEMENT AGREEMENT

     THIS AGREEMENT is entered into as of the 26th day of January, 2001 by and between Desert Management, LLC, an Arizona Limited Liability Company (hereinafter referred to as "Manager"), and Phoenix Restaurant Group, Inc., a Georgia Corporation (hereinafter referred to as "PRG").

     WHEREAS, PRG owns and operates a Denny's restaurant franchise consisting of seventy-five (75) units in various locations; and

     WHEREAS, PRG wishes to retain Manager to provide operational oversight for the Denny's restaurants; and

     WHEREAS, PRG wishes to retain Manager to assist it in various projects related to the operations and divestiture of its Denny's Restaurants; and

     WHEREAS, Manager agrees to accept such duties;

     NOW, THEREFORE, in consideration of the above stated premises, the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

                                  Section 1
                                  ---------
                                     Term
                                     ----

     The term of this agreement shall be ninety (90) days commencing as of January 26, 2001, (the "Effective Date") and terminating ninety (90) days thereafter (the "Term").

                                   Section 2
                                   ---------
                             Retention of Authority
                             ----------------------

     Throughout the Term of this Agreement, PRG shall retain all authority and control over the strategic, accounting and professional functions and decisions of PRG's operations of its Denny's restaurants. PRG shall communicate any necessary corporate policies and directives to Manager, and Manager shall be entitled to rely on and assume the validity of communications from, and shall report to, the Chief Executive Officer ("CEO") of PRG. The relationship between the parties, for the purposes of this Agreement, is not that of partners or joint venturers; but rather, Manager is acting as the independent contractor of PRG in discharging Manager's duties hereunder.

                                   Section 3
                                   ---------
                               Duties of Manager
                               -----------------

     Manager shall be responsible for the operational oversight for PRG's seventy-five (75) Denny's restaurants (the "Denny's Restaurants"), which are listed on Exhibit A attached hereto and incorporated herein by reference. Specifically, Manager shall have the following duties:

     3.1 Management. Manager shall have the authority and responsibility to oversee the day-to-day operations of the Denny's Restaurants, and for providing such services as are required for the efficient operation of the Denny's Restaurants. Manager shall carry out its duties at the direction of the CEO of PRG and keep the CEO of PRG informed as to all major decisions affecting PRG. Manager shall make no material policy changes without the prior approval of PRG. In this connection, Manager shall have all reasonable discretion in the operations of the Denny's Restaurants, and shall exercise its reasonable judgment in the management and operations of the Denny's Restaurants in the absence of direction from the CEO of PRG.

     3.2 Personnel. The selection of Personnel "above store level" and their replacements shall be subject to PRG's approval. Manager shall consult with PRG in determining the number and qualifications of employees required for the efficient operation of the Denny's Restaurants, and in establishing and revising in-service training programs, staffing schedules and job descriptions, all in order to accomplish the goals and objectives of PRG and Manager.

     PRG shall be solely responsible for the payment of all such compensation, including fringe benefits, payable with respect to such employees. PRG shall also be responsible for the employer's contribution of FICA, unemployment compensation and other employment taxes, worker's compensation, group life and accident and health insurance premiums and other similar benefits which may be payable by PRG with respect to its employees.

     3.3 Accounting. PRG shall establish and administer accounting procedures and controls in accordance with generally accepted accounting principles for the Denny's Restaurants.

     3.4 Charges. PRG has the exclusive right to determine all fees and charges for the Denny's Restaurants.

     3.5 Revenues. All revenues from any source generated by PRG in connection with the operation of the Denny's Restaurants shall be considered revenues of PRG and not the revenues of Manager.

     3.6 Insurance. Insurance will be obtained and maintained by PRG at PRG's expense, for such purposes and with such limits of liability as PRG's CEO shall deem reasonably advisable. All such policies, except worker's compensation insurance policies, shall have the ability to be written or amended to include Manager, its agents, servants, employees, officers and members as additional named insureds. Manager shall also be named as an additional insured on the liability policy.

     3.7 Agency. In the performance of its duties as the Manager for PRG, Manager shall act solely as the agent of PRG. All debts and liabilities to third parties incurred by Manager, other than for expenses that are reimbursable pursuant to Section 4.1, shall be the debts and liabilities of Manager and PRG shall not be liable for any such debts or liabilities. Further, the debts and liabilities to third parties incurred by PRG shall be the debts and liabilities of PRG and Manager shall not be liable for any such debts or liabilities. Nothing contained in this Agreement shall be construed to create a joint venture or partnership between PRG and Manager, for the purposes of this Agreement.

     3.8 Confidentiality. Manager shall not disclose or otherwise use in an unauthorized manner, while this Agreement is in effect or after it is terminated, any confidential business information or documents of PRG without the express prior written consent of PRG's CEO.

     3.9 Quality Control. Manager shall assist PRG in the evaluation of all quality control aspects of PRG and its operation of the Denny's Restaurants, and the implementation of quality control programs designed to bring about a high standard of professional service in accordance with PRG's policies and resources available.

                                  Section 4
                                  ---------
                           Compensation of a Manager
                           -------------------------

     4.1 Reimbursement for Out-of-Pocket Expenses. Manager shall receive reimbursement for all necessary direct out-of-pocket expenses reasonably incurred by it in the management of PRG's Denny's Restaurants. These expenses will include, without limitation:

     4.1.1 All itemized long-distance calls attributable to Manager's activities in furtherance of the operation of the Denny's Restaurants; and

     4.1.2 All other direct out-of-pocket expenses, except normal overhead expenses, provided such expenses have been approved in advance by the CEO of PRG.

     4.2 Compensation for Management Services. For management services rendered hereunder, Manager shall receive:

     4.2.1 A management fee of One Hundred Thousand and No/100 Dollars ($100,000.00), payable upon the execution of this Agreement. Provided, however, if this Agreement is extended pursuant to Section 6.1 hereof, the terms and provisions of said Section shall prevail for any extension agreed upon by the parties.

     4.2.2 Manager shall receive the office furniture and supplies listed on Exhibit B, which is attached hereto and incorporated herein by reference.

                                Section 5
                                ---------
                            Default Remedies
                            ----------------

     5.1 Default by PRG. It shall constitute an event of default under this Agreement (an "Event of Default") by PRG if PRG:

     5.1.1 Fails to pay for services rendered hereunder within ten (10) days after such payment is due and payable;

     5.1.2 Fails to observe, keep or perform any other material provision of this Agreement required to be observed, kept or performed by PRG and fails to remedy, cure or remove such failure in payment within ten (10) days after receipt of written notice from Manager.

     5.1.3 Fails to maintain adequate insurance coverage pursuant to the terms of this Agreement; or

     5.1.3 Fails timely to indemnify Manager pursuant to the Terms of this Agreement.

     5.2 Right to Cure. Except for a Default under Section 5.1 above, PRG shall have fifteen (15) days from the receipt of written notice of a Default under this Section to remedy such Default before Manager may exercise its remedies provided herein.

     5.3 Manager's Remedies. If an event of Default by PRG shall occur, Manager shall have the right to exercise any one or more of the following remedies:

     5.3.1              Terminate this Agreement; or

     5.3.2              Pursue any other remedy at law or in equity.

Notwithstanding any action which Manager may take, PRG shall be and remain liable for the full performance of all obligations on the part of PRG to be performed under this Agreement.

     5.4 Default by Manager. It shall constitute an Event of Default by Manager under this Agreement if Manager:

     5.4.1 Commits fraud, misappropriation, embezzlement or the like, of PRG's assets or property;

     5.4.2 Commits or engages in gross negligence, willful misconduct or any intentional breach of its fiduciary duty to PRG; or

     5.4.3 Materially fails to provide the services called for hereunder, which material failure continues for ten
                        (10) days after it shall receive written notice of a Default under this Section.

     5.5 PRG's Remedies. If an Event of Default by Manager shall occur, PRG shall have the right, in addition to its other remedies, to terminate this Agreement upon ten (10) days' prior written notice thereof setting forth with particularity the Event of Default committed by Manager giving rise to the termination, in which case all of PRG's obligations to Manager shall cease as of the effective date of such termination. Any compensation paid to Manager pursuant to this Agreement shall be refunded to PRG on a pro rata basis, based upon the number of days remaining under this Agreement.

                                 Section 6
                                 ---------
                           Term of the Agreement
                           ---------------------

     6.1 Term. This Agreement shall be effective as of the date first set out above and shall continue for ninety (90) days. The term for this Agreement may be automatically extended by PRG at its sole discretion for one additional period of ninety (90) days upon notice to Manager within at least thirty (30) days prior to the expiration of the then current term and payment to Manager of an additional fee to be determined based on the number of Denny's Restaurants then owned by PRG and to be mutually agreed upon by the parties. Either party may choose not to extend the Agreement upon written notice at least thirty (30) days prior to the expiration of the then current term.

     6.2 Delivery of Property. Upon termination of this Agreement for any reason, Manager shall promptly deliver to PRG all proprietary information, including administrative, accounting and personnel policy and procedure manuals prepared by PRG, and all computer software systems owned by PRG. Manager shall cooperate with PRG to effect the termination and transition to another management company if one is appointed by PRG to succeed Manager. Upon termination, Manager shall deliver to PRG all funds controlled by or in the possession of Manager as agent for PRG.

                                Section 7
                                ---------
                              Miscellaneous
                              -------------

     7.1 Indemnification by PRG. PRG shall indemnify Manager and hold it harmless from any and all liability, including reasonable attorneys' fees, caused by or resulting from any grossly negligent or willful misconduct of PRG or any officer, director, agent, or employee thereof.

     7.2 Indemnification by Manager. Manager shall indemnify PRG and hold it harmless from any and all liability, including reasonable attorneys' fees, caused by or resulting from the grossly negligent or willful misconduct of Manager or any officer, member, agent or employee thereof.

     7.3 Disclaimer for Employment of PRG Employees. No person employed by PRG shall be or be deemed to be an employee of Manager, and Manager shall have no liability for payment of their wages, payroll taxes and other expenses of employment, except that Manager shall have the obligation to exercise reasonable care in its management of the Denny's Restaurants.

     7.4 Non-Assumption of Liabilities. Manager shall not, solely by virtue of entering into and performing this Agreement, become liable for, and PRG shall indemnify and hold Manager harmless for, from and against, any of the existing or future obligations, liabilities, debts, or expenses (including attorneys' fees) incurred by Manager in connection with performing its obligations hereunder, unless due to Manager's gross negligence or willful misconduct. Manager shall, in its role as manager, have only an obligation to exercise reasonable care in overseeing the operation of the Denny's Restaurants.

     7.5 Access to Records; Confidentiality of Records. Manager shall, during the Term hereof, be given reasonable and necessary access to PRG, its records, offices and facilities in order to carry out its obligations hereunder, subject to the confidentiality requirements stated herein in Section 3.8. Manager shall use its best efforts to maintain the confidentiality of all files and records of PRG, disclosing the same only as directed by law or by PRG in any particular instance.

     7.6 Successors. All the provisions herein contained shall be binding upon and inure to the benefit of the successors (including resulting corporations in a merger, consolidation or other reorganization) and assigns of Manager and PRG to the same extent as if each successor and assign were in each case named as a party to this Agreement.

     7.7 Rights Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to either of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of any party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement, shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the parties hereto may be exercised from time to time and as often as may be deemed expedient by the parties, as the case may be.

     7.8 Headings. The section and paragraph captions and headings contained in this Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original document and all of which, taken together, shall be deemed to constitute but a single original document.

     7.10 Notices. All notices, offers, requests, demands and other communications pursuant to this Agreement shall be given in writing by personal delivery, by prepaid first class registered or certified mail properly addressed with appropriate postage paid thereon, telegram, telex, telecopier, facsimile transmission and shall be deemed to be duly given and received on the date of delivery if delivered personally, on the second day after the deposit in the United States mail if mailed, upon acknowledgement of receipt for electronic transmission if sent by telecopier or facsimile transmission, or on the first day after delivery to the telegraph office if given by prepaid telegraph. Notices shall be sent to the parties at the following addresses:


     If to PRG:                 Phoenix Restaurant Group, Inc.
                                7373 North Scottsdale Road
                                Suite D, Number 120
                                Scottsdale, AZ 85253
                                Attention:  Mr. W. Craig Barber

     If to Manager:             Desert Management, LLC
                                825 S. 48th Street
                                Tempe, AZ 85281
                                Attention:  Mr. Robert J. Gentz

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     7.11 Entire Agreement. This Agreement, including any exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, all of which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. It merges and supersedes all prior and/or contemporaneous agreements and understandings between the parties, written or oral, with respect to its subject matter and there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter hereof other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives.

     7.12 Severability. In the event that any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other portion of this Agreement, or the application of the invalid, illegal or unenforceable provision to any other circumstance, and this Agreement shall then be construed as if such invalid, illegal or unenforceable provision had not been contained in this Agreement, but only to the extent of such invalidity, illegality or unenforceability.

     7.13 Governing Law; Forum; Service of Process; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. This Agreement and its subject matter have substantial contacts with Arizona, and all actions, suits, or other proceedings with respect to this Agreement shall be brought only in a court of competent jurisdiction sitting in Maricopa County, Arizona, or in the Federal District Court having jurisdiction over that County. In any such action, site or proceeding, such court shall have personal jurisdiction over all the parties hereto, and the service of process upon them under any applicable statutes, laws and rules shall be deemed valid and good.

     7.14 Corporate Authorization. Each individual executing this Agreement on behalf of a corporate entity represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said corporate entities; that this Agreement is binding on said corporate entity in accordance with its terms; and that this Agreement is not in violation of or inconsistent or contrary to provisions of any other agreement to which said corporate entity is a party.

     7.15 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural, and vice versa.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by themselves or their duly authorized representative as of the day and year first written above.


DESERT MANAGEMENT, LLC                 PHOENIX RESTAURANT GROUP, INC.


By: /s/ William Cox                    By: /s/ Robert Langford
   ----------------------------------      ---------------------------------

Its: Managing Member                   Its: Chief Executive Officer
     --------------------------------       --------------------------------